UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2025

Forward Industries, Inc.

(Exact name of registrant as specified in its charter)

New York	001-34780	13-1950672
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

700 Veterans Memorial Hwy. Suite 100

Hauppauge, New York 11788

(Address of Principal Executive Office) (Zip Code)

(631) 547-3055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FORD	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 23, 2025, Forward Industries, Inc. (the “Company”) entered into Securities Purchase Agreements dated May 23, 2025 (“Purchase Agreements”) with C/M Capital Master Fund, LP and WVP-Emerging Manager Onshore Fund, LLC-Structured Small Cap Lending Series (collectively, the “Investors”) whereby the Investors were issued an aggregate of 1,000,000 shares of Series B Preferred Stock (“Series B”) in aggregate consideration for $1,000,000. Additionally, the Investors were issued an aggregate of 111,111 warrants exercisable at $6.50 per share. The Company intends to use the proceeds from the issuance of the Notes for working capital and general corporate purposes.

In addition, pursuant to the Purchase Agreements, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with each of the Investors pursuant to which the shares of common stock issuable upon conversion of the Series B to the Investors and underling the warrants, subject to certain conditions, are entitled to registration under the Securities Act of 1933. Pursuant to the Registration Rights Agreement, the Company is required to, within 90 days following the closing date, file a registration statement to register the shares underlying the preferred and warrants, unless waived.

Item 3.02. Unregistered Sales of Equity Securities.

To the extent required by Item 3.02, the information contained in Item 1.01 and Item 5.03 are incorporated herein by reference. The transaction was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) of Regulation D promulgated thereunder.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 21, 2025, the Company filed a Certificate of Amendment to the Certificate of Incorporation (“Certificate of Designation”) designating 1,000,000 shares of Series B. The Series B shares (i) accrue dividends at 10% per annum, payable quarterly in arrears in cash, provided that the Company may elect to pay dividends in common stock or by increasing the stated value if specified equity conditions are met (as defined in the Certificate of Designation), (ii) are convertible into common stock at $4.50 per share, subject to customary anti-dilution and other adjustments as set forth in the Certificate of Designation, (iii) are mandatorily convertible if certain conditions are met, including, but not limited to, when the closing price of the common stock exceeds 200% of the conversion price for five consecutive trading days (iv) have liquidation rights equal to the greater of: (X) 125% of the conversion amount and (Y) the amount the holder would have received if the holder converted the shares into common stock immediately prior to liquidation, (v) are not redeemable, (vi) have such voting rights as required by New York law, including class voting rights on matters affecting the Series B rights and preferences and (vii) have senior rights to all classes of common stock with respect to dividends, distributions, and liquidation preferences. The Series B shares contain certain beneficial ownership limitations and are subject to a maximum number of shares of common stock that may be issued without triggering shareholder approval requirements under the Nasdaq Stock Market rules.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD INDUSTRIES, INC.

Date: May 23, 2025	By:	/s/ Michael Pruitt
Name: Michael Pruitt
Title: Interim Chief Executive Officer

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